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EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 1, 2002 relating to the financial statements, which appears in Haggar Corp's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the incorporation by reference of our report dated November 1, 2002 relating to the financial statement schedules which appears in such Annual Report on Form 10-K.

                      /s/ PRICEWATERHOUSECOOPERS LLP
                      PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
April 30, 2003

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  EXHIBIT 23.1
CONSENT OF PRICEWATERHOUSECOOPERS LLP